UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 20, 2007

Bresler & Reiner, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-06201	52-0903424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11200 Rockville Pike, Suite 502, Rockville, MD	20852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (301) 945-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events.

The Company holds a fifty four percent (54%) membership interest in B&R Waterfront Properties, L.L.C. (“BRW”), which has been the majority member in Waterside Associates, LLC (“WALLC”).  WALLC is a joint venture between BRW and K/FCE Investment LLC (“K/FCE”), formed to redevelop and reposition certain real estate in Southwest Washington, D.C. controlled by the Company and its affiliates and described as the Waterfront Complex.  Under the terms of the joint venture, K/FCE had the right, subject to certain conditions, to increase its ownership in the joint venture to 50% by the making of certain capital contributions.

On March 22, 2007, pursuant to an amended Operating Agreement of WALLC entered into by BRW and K/FCE on March 20, 2007, K/FCE made a $25,000,000 capital contribution to WALLC in exchange for an increase in its membership interest in WALLC to 50%. This contribution was then distributed to BRW.   The Company’s share of this distribution payment is $13,500,000.   We have not yet determined the impact to our consolidated financial statements of this transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRESLER & REINER, INC., Registrant

Date: March 23, 2007	By:	/s/ Sidney M. Bresler
Sidney M. Bresler,
Chief Executive Officer